      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2002.
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
           (Exact name of registrants as specified in their charters)

                           Delaware                                              75-2702753
                           Delaware                                              75-2516853
(State or other jurisdiction of incorporation or organization)      (I.R.S. employer identification no.)

                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039
                                 (972) 444-9001
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive offices)

                                   ----------

                               SCOTT D. SHEFFIELD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        PIONEER NATURAL RESOURCES COMPANY
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039
                                 (972) 444-9001
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   ----------

                                   COPIES TO:

               MARK L. WITHROW                           ROBERT L. KIMBALL
EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL          VINSON & ELKINS L.L.P.
      PIONEER NATURAL RESOURCES COMPANY              3700 TRAMMELL CROW CENTER
    5205 NORTH O'CONNOR BLVD., SUITE 1400                2001 ROSS AVENUE
             IRVING, TEXAS 75039                        DALLAS, TEXAS 75201
               (972) 444-9001                             (214) 220-7700

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
              TITLE OF EACH                                                 PROPOSED             PROPOSED
           CLASS OF SECURITIES                       AMOUNT TO BE       MAXIMUM OFFERING     MAXIMUM AGGREGATE         AMOUNT OF
             TO BE REGISTERED                         REGISTERED        PRICE PER UNIT(1)    OFFERING PRICE(2)     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------

Debt securities(4)(12)............................        (3)                (3)                 (3)                  (3)
Common stock, par value $.01 per share(5)(12).....
Preferred stock, par value $.01 per share(6)(12)..
Depositary shares(7)(12)..........................
Warrants(8)(12)...................................
Stock purchase contracts(9)(12)...................
Stock purchase units(10)(12)......................
Guarantees of debt securities(11)(12).............
                                                     --------------         --------         --------------         -------
     Total........................................   $1,000,000,000(13)       100%           $1,000,000,000(13)     $92,000(13)(14)
===================================================================================================================================

     (Footnotes on next page)

                                   ----------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

(Footnotes from previous page)

----------

(1) The registrants will determine the proposed maximum offering price per unit from time to time in connection with the issuance by the registrants of the securities registered under this registration statement.

(2) The registrants estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.

(4) Subject to note (13) below, the registrants are registering under this registration statement an indeterminate principal amount of debt securities.

(5) Subject to note (13) below, the registrants are registering under this registration statement an indeterminate number of shares of common stock. Each share of common stock registered under this registration statement includes an associated right to purchase Series A Junior Participating Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred, such rights (a) are not exercisable, (b) are evidenced by the certificates representing the common stock, and (c) may be transferred only with the common stock. No separate consideration is payable for such rights.

(6) Subject to note (13) below, the registrants are registering under this registration statement an indeterminate number of shares of preferred stock.

(7) Subject to note (13) below, the registrants are registering under this registration statement an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrants elect to offer to the public fractional interests in shares of preferred stock, then the registrants will distribute depositary receipts to those persons purchasing the fractional interests and will issue the shares of preferred stock to the depositary under the deposit agreement.

(8) Subject to note (13) below, the registrants are registering under this registration statement an indeterminate amount and number of warrants, representing rights to purchase debt securities, common stock or preferred stock.

(9) Subject to note (13) below, the registrants are registering under this registration statement an indeterminate amount and number of stock purchase contracts, representing obligations to purchase common stock, preferred stock, depositary shares or other securities.

(10) Subject to note (13) below, the registrants are registering under this registration statement an indeterminate amount and number of stock purchase units consisting of stock purchase contracts together with debt securities, preferred stock, warrants or other securities or debt obligations of third parties securing the holders' obligations to purchase the securities under the stock purchase contracts.

(11) Subject to note (13) below, the registrants are registering under this registration statement an indeterminate principal amount of guarantees of debt securities.

(12) Subject to note (13) below, this registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock, depositary shares or warrants registered under this registration statement and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered under this registration statement. The securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. No separate consideration will be received for any securities registered under this registration statement that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock, depositary shares or warrants.

(13) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000,000 or the equivalent of such amount in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any preferred stock, common stock and depositary shares, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, the issue price of any securities issued upon settlement of the stock purchase contracts or stock purchase units, and the principal amount of any guarantees of debt securities. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrants shall be equal to the above amount to be registered. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. The aggregate amount of common stock registered under this registration statement is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933.

(14) Calculated pursuant to Rule 457(o) at the statutory rate of $92.00 per $1,000,000 of securities registered.

     The information in this prospectus is not complete and may be changed. Pioneer Natural Resources Company and Pioneer Natural Resources USA, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                    SUBJECT TO COMPLETION DATED MAY 16, 2002

PROSPECTUS

                                     [LOGO]

                                 $1,000,000,000

                        PIONEER NATURAL RESOURCES COMPANY
                PIONEER NATURAL RESOURCES USA, INC., AS GUARANTOR
                                 DEBT SECURITIES
                                  COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                          GUARANTEES OF DEBT SECURITIES

     We may offer and sell securities from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering, with a total initial offering price of up to $1,000,000,000. Any debt securities we issue under this prospectus may be guaranteed by Pioneer Natural Resources USA, Inc., our direct wholly-owned subsidiary that we call Pioneer USA.

     We will provide specific terms of the securities to be sold by us, including any guarantee by Pioneer USA, and the methods by which we will sell them in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering. We may sell the securities directly or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.

     Our common stock is listed on the New York Stock Exchange under the symbol "PXD."

                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                  The date of this prospectus is May   , 2002.

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

About This Prospectus.....................................................................................     2
Uncertainty of Forward-Looking Statements.................................................................     2
Where You Can Find More Information.......................................................................     3
Information That Pioneer and Pioneer USA Incorporate by Reference.........................................     3
Pioneer and Pioneer USA...................................................................................     4
Use of Proceeds...........................................................................................     4
Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends...........     4
Description of Debt Securities............................................................................     5
Description of Capital Stock..............................................................................    16
Description of Depositary Shares..........................................................................    25
Description of Warrants...................................................................................    27
Description of Stock Purchase Contracts and Stock Purchase Units..........................................    29
Description of Guarantees of Debt Securities..............................................................    29
Plan of Distribution......................................................................................    30
Legal Matters.............................................................................................    31
Experts...................................................................................................    32


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that Pioneer and Pioneer USA filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, Pioneer or Pioneer USA may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000 or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities Pioneer or Pioneer USA may offer. Each time Pioneer or Pioneer USA sells securities, Pioneer or Pioneer USA will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find More Information."

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Pioneer and Pioneer USA have not authorized anyone to provide you with different information. Pioneer and Pioneer USA are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

     The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

     In this prospectus, references to the terms "we," "us" or "Pioneer" or other similar terms refer to Pioneer Natural Resources Company, and not to Pioneer Natural Resources USA, Inc., unless we state otherwise or the context indicates otherwise. References to "Pioneer USA" refer to Pioneer Natural Resources USA, Inc.

                    UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

     This prospectus and the documents Pioneer and Pioneer USA incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The forward-looking statements speak only as of the date made, and Pioneer and Pioneer USA undertake no obligation to update such forward-looking statements. These forward-looking statements may be identified by the use of the words "believe," "expect," "anticipate," "will," "contemplate," "would" and similar expressions that contemplate future events. All statements other than statements of historical fact included or incorporated in this prospectus, including statements regarding Pioneer's or Pioneer USA's financial position, business strategy, production and reserve growth and other plans and objectives for Pioneer's or Pioneer USA's future operations, are forward-looking statements.

     Although Pioneer and Pioneer USA believe that such forward-looking statements are based on reasonable assumptions, Pioneer and Pioneer USA give no assurance that Pioneer's or Pioneer USA's expectations will in fact occur. Important factors could cause actual results to differ materially from those in the forward-looking statements, including factors identified in Pioneer's periodic reports incorporated in this prospectus by reference. Forward-looking statements are subject to risks and uncertainties and include information concerning general economic conditions and possible or assumed future results of operations, estimates of oil and gas production and reserves, drilling plans, future cash flows, anticipated capital expenditures, Pioneer's realization of deferred tax assets, the level of future expenditures for environmental costs, and the strategies, plans and objectives of Pioneer's management.

     This cautionary statement expressly qualifies in their entirety all forward-looking statements attributable to Pioneer or Pioneer USA.

                       WHERE YOU CAN FIND MORE INFORMATION

     Pioneer files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Pioneer's SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Pioneer files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

     Pioneer's common stock is listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol "PXD." Pioneer's reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange and the Toronto Stock Exchange.

        INFORMATION THAT PIONEER AND PIONEER USA INCORPORATE BY REFERENCE

     The SEC allows Pioneer and Pioneer USA to incorporate by reference the information Pioneer files with the SEC, which means that Pioneer and Pioneer USA can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information Pioneer files later with the SEC will automatically update and supersede this information. Pioneer and Pioneer USA incorporate by reference the documents listed below that Pioneer filed with the SEC under the Securities Exchange Act of 1934:

          o the description of Pioneer's common stock contained in its registration statement on Form 8-A, filed with the SEC on August 5, 1997, and the amendment to that registration statement filed with the SEC on August 8, 1997;

          o the description of the rights to purchase Pioneer's Series A Junior Participating Preferred Stock pursuant to Pioneer's stockholder rights plan contained in Pioneer's registration statement on Form 8-A filed with the SEC on July 24, 2001;

          o Pioneer's annual report on Form 10-K for the year ended December 31, 2001;

          o Pioneer's quarterly report on Form 10-Q for the three months ended March 31, 2002; and

          o Pioneer's current reports on Form 8-K, filed with the SEC on April 17, 2002, April 25, 2002, and April 29, 2002.

     Pioneer and Pioneer USA also incorporate by reference each of the documents that Pioneer files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until the offering of the securities terminates or Pioneer or Pioneer USA has filed with the SEC an amendment to the registration statement relating to this offering which deregisters all securities then remaining unsold.

     You may request a copy of any of these filings, other than an exhibit to those filings unless Pioneer or Pioneer USA has specifically incorporated that exhibit by reference into the filing, at no cost, by telephoning or writing Pioneer or Pioneer USA at the following address:

              Pioneer Natural Resources Company
              5205 North O'Connor Blvd., Suite 1400
              Irving, Texas  75039
              Attention: Investor Relations
              Telephone: (972) 444-9001

                             PIONEER AND PIONEER USA

     Pioneer is an oil and gas exploration and production company with ownership interests in oil and gas properties located in the United States, Argentina, Canada, Gabon, South Africa and Tunisia. Pioneer USA is a direct wholly-owned subsidiary of Pioneer and owns almost all of Pioneer's United States oil and gas properties.

     The executive offices of Pioneer and Pioneer USA are located at 5205 N. O'Connor Blvd., Suite 1400, Irving, Texas 75039, telephone number: (972) 444-9001. Pioneer maintains other offices in Midland, Texas; Buenos Aires, Argentina; Calgary, Canada; and Capetown, South Africa.

                                 USE OF PROCEEDS

     Unless Pioneer or Pioneer USA informs you otherwise in the prospectus supplement, each of Pioneer and Pioneer USA expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

          o    reduction or refinancing of debt or other corporate obligations;

          o    acquisitions;

          o    capital expenditures; and

          o    working capital.

     Pending any specific application, each of Pioneer and Pioneer USA may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                     RATIOS OF EARNINGS TO FIXED CHARGES AND
             EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth Pioneer's ratios of consolidated earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods presented:

                                               Three
                                               Months              Year Ended December 31,
                                            Ended March   ------------------------------------------
                                              31, 2002     2001     2000     1999     1998     1997
                                            -----------   ------   ------   ------   ------   ------

Ratio of earnings to fixed charges(b) ....      (a)        1.73     1.96      (a)      (a)      (a)
Ratio of earnings to fixed charges and ...
   preferred stock dividends(c) ..........      (a)        1.73     1.96      (a)      (a)      (a)

----------

     (a) The ratio indicates a less than one-to-one coverage because the earnings were insufficient to cover the fixed charges and preferred stock dividends by $4.5 million, $23.1 million, $730.8 million, and $1,377.6 million during the quarter ended March 31, 2002, and for the years ended December 31, 1999, 1998, and 1997, respectively.

     (b) The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

          o earnings consist of income before income taxes and cumulative effect of a change in accounting principle, plus fixed charges, net of preferred stock dividends of a consolidated subsidiary and capitalized interest; and

          o fixed charges consist of interest expense, capitalized interest, the portion of rental expense deemed to be representative of the interest component of rental expense, and preferred stock dividends of a consolidated subsidiary.

     (c) The ratio has been computed by dividing earnings by fixed charges and preferred stock dividends. For purposes of computing the ratio:

          o earnings consist of income before income taxes and cumulative effect of change in accounting principle, plus fixed charges and preferred stock dividends, net of preferred stock dividends of a consolidated subsidiary and capitalized interest; and

          o fixed charges and preferred stock dividends consist of interest expense, capitalized interest, the portion of rental expense deemed to be representative of the interest component of rental expense, preferred stock dividends of a consolidated subsidiary, and preferred stock dividends. The dividends on the 6 1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares of Parker & Parsley Capital LLC, a subsidiary of Pioneer's predecessor, Parker & Parsley Petroleum Company, were recorded as interest expense for financial reporting purposes until those shares were converted into common stock of Parker & Parsley on July 28, 1997.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities that Pioneer may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

     Pioneer's senior debt securities will be issued under (1) an Indenture dated as of January 13, 1998, as supplemented, between Pioneer and The Bank of New York, as trustee, or (2) another indenture to be entered into by Pioneer and that or another trustee. Pioneer's senior subordinated debt securities will be issued under a separate indenture to be entered into by Pioneer and that or another trustee. Under the indentures, Pioneer's debt securities may be subordinated to other indebtedness of Pioneer. See "Description of Debt Securities--Subordination of Subordinated Debt Securities" below.

     A copy of Pioneer's 1998 senior debt indenture has been previously filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and is incorporated by reference into this prospectus. Another form of senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. A form of the senior subordinated debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement for particular terms of Pioneer's debt securities.

     The indentures will not limit the amount of debt securities that Pioneer may issue, and will permit Pioneer to issue securities from time to time in one or more series. The debt securities will be unsecured obligations of Pioneer, unless otherwise stated in the applicable prospectus supplement. Pioneer currently conducts substantially all of its operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of Pioneer's subsidiaries. This means that creditors of Pioneer's subsidiaries will have a claim to the assets of Pioneer's subsidiaries that is superior to the claim of Pioneer's creditors, including holders of Pioneer's debt securities.

     Generally, Pioneer will pay the principal of, premium, if any, and interest on Pioneer's registered debt securities either at an office or agency that Pioneer maintains for that purpose or, if Pioneer elects, Pioneer may pay interest by mailing a check to your address as it appears on Pioneer's register (or, at the election of the holder, by wire transfer to an account designated by the holder). Except as may be provided otherwise in the applicable prospectus supplement, no payment on a bearer security will be made by mail to an address in the United States or by wire transfer to an account in the United States. Except as may be provided otherwise in the applicable prospectus supplement, Pioneer will issue its debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. Pioneer will not apply a service charge for a transfer or exchange of its debt securities, but Pioneer may require that you pay the amount of any applicable tax or other governmental charge.

     The applicable prospectus supplement will describe the following terms of any series of debt securities that Pioneer may offer:

          1.   the title of the debt securities;

          2. whether they are senior debt securities or subordinated debt securities;

          3. the total amount of the debt securities authorized and the amount outstanding, if any;

          4. any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

          5. the identity of the person to whom Pioneer will pay interest if it is anybody other than the noteholder;

          6.   when the principal of the debt securities will mature;

          7. the interest rate or the method for determining it, including any procedures to vary or reset the interest rate;

          8. when interest will be payable, as well as the record dates for determining to whom Pioneer will pay interest;

          9. where the principal of, premium, if any, and interest on the debt securities will be paid;

          10. whether Pioneer has any obligation to redeem, repurchase or repay the debt securities under any mandatory or optional sinking funds or similar arrangements and the terms of those arrangements;

          11. when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

          12. whether Pioneer has any obligation to redeem or repurchase the debt securities at the holder's option;

          13. the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

          14. the amount that Pioneer will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

          15. the currency in which Pioneer will make payments to the holder and, if a foreign currency, the manner of conversion from United States dollars;

          16. any index Pioneer may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

          17. whether the debt securities will be issued in electronic, global or certificated form;

          18. if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be exchanged in whole or in part for other individual debt securities in definitive registered form;

          19. the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

          20. any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity;

          21. whether the debt securities will be issued as registered securities or bearer securities and, if the debt securities are bearer securities, whether coupons will be attached, whether and to whom any additional interest payments shall be made, the circumstances, if any, under which the bearer debt securities may be exchanged for registered debt securities;

          22. any additions or changes to the covenants relating to permitted consolidations, mergers or sales of assets or otherwise;

          23. if any debt securities do not bear interest, the dates for any required reports to the trustee;

          24. the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

          25. whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

          26. the terms of any repurchase or remarketing rights of third parties;

          27.  the terms of any guarantee of the debt securities; and

          28.  any other terms of the debt securities.

     Debt securities may bear interest at fixed or floating rates. Pioneer may issue its debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if Pioneer's debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which Pioneer offers those debt securities.

     Pioneer will have the ability under the indentures to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. Pioneer is also permitted to issue debt securities with the same terms as previously issued debt securities.

     Pioneer will comply with Section 14(e) under the Securities Exchange Act of 1934 and any other tender offer rules under the Securities Exchange Act of 1934 that may then apply to any obligation Pioneer may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Debt securities of a series may be subordinated to senior indebtedness to the extent set forth in the prospectus supplement relating to the subordinated debt securities. The definition of "senior indebtedness" (1) will include, among other things, Pioneer's indebtedness, whether outstanding on the original issue date of the debt securities or incurred after such date, unless the instrument that creates or evidences such indebtedness provides that such obligations are subordinate in right of payment to the debt securities, and (2) will be specifically set forth in the prospectus supplement relating to the subordinated debt securities.

     Subordinated debt securities of a particular series and any coupons relating to those debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of Pioneer's indebtedness that is designated as senior indebtedness with respect to that series.

     Upon any payment or distribution of Pioneer's assets to creditors or upon a total or partial liquidation or dissolution of Pioneer or in a bankruptcy, receivership, or similar proceeding relating to Pioneer or its property, holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before holders of subordinated debt securities will be entitled to receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of senior indebtedness (except that holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities), all as described in the applicable prospectus supplement.

     Unless otherwise provided in an applicable prospectus supplement, Pioneer may not (1) make any payments of principal, premium, if any, or interest with respect to subordinated debt securities, (2) make any deposit for the purpose of defeasance of the subordinated debt securities, or (3) repurchase, redeem, or otherwise retire (except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by Pioneer's delivery of subordinated debt securities to the trustee in satisfaction of Pioneer's sinking fund obligation) any subordinated debt securities if:

          o any principal, premium, or interest with respect to senior indebtedness is not paid within any applicable grace period (including at maturity); or

          o any other default on senior indebtedness occurs and the maturity of that senior indebtedness is accelerated in accordance with its terms,

unless, in either case, the default has been cured or waived and the acceleration has been rescinded, the senior indebtedness has been paid in full in cash, or Pioneer and the trustee receive written notice approving the payment from the representatives of each issue of specified senior indebtedness as described in the applicable prospectus supplement.

     Unless otherwise provided in an applicable prospectus supplement, during the continuance of any default (other than a default described in the preceding paragraph) with respect to any senior indebtedness pursuant to which the maturity of that senior indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect the acceleration) or the expiration of any applicable grace periods, Pioneer may not pay the subordinated debt securities for such periods after notice of the default from the representative of specified senior indebtedness as shall be specified in the applicable prospectus supplement.

     By reason of this subordination, in the event of insolvency, Pioneer's creditors who are holders of senior indebtedness or holders of any indebtedness or preferred stock of Pioneer's subsidiaries, as well as certain of Pioneer's general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

EVENTS OF DEFAULT

     Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under an indenture:

          o failure to pay interest on Pioneer's debt securities of that series, or any payment with respect to the related coupons, if any, for 30 days past the applicable due date;

          o failure to pay principal of, or premium, if any, on Pioneer's debt securities of that series when due, whether at maturity, upon redemption, by declaration, upon required repurchase or otherwise;

          o failure to make any sinking fund payment on debt securities of that series when due;

          o failure to perform any covenant or agreement in the indenture, including failure to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets, but other than a covenant included in the indenture solely for the benefit of a different series of Pioneer's debt securities, which failure to comply continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

          o acceleration of more than $50,000,000 of indebtedness of Pioneer under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within 10 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

          o specified events relating to the bankruptcy, insolvency or reorganization of Pioneer or any of its significant subsidiaries; and

          o any other event of default provided with respect to debt securities of that series.

     An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

     If there is an event of default with respect to a series of Pioneer's debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of and interest on all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the applicable indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable.

     Before the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series may, on behalf of the holders of all debt securities and any related coupons of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to those debt securities or (2) a default with respect to a provision of the applicable indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, any event of default arising from that default shall be deemed to have been cured for all purposes, and Pioneer, the trustee, and the holders of the senior debt securities of that series will be restored to their former positions and rights under the indenture.

     The trustee under an indenture will, within 90 days after the occurrence of a default known to it with respect to a series of debt securities, give to the holders of the debt securities of that series notice of all uncured defaults with respect to that series known to it, unless the defaults have been cured or waived before the giving of the notice, but the trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of those debt securities, except in the case of default in the payment of principal, premium, or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series.

     A holder may institute a suit against Pioneer for enforcement of such holder's rights under the applicable indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

          o the holder gives the trustee written notice of a continuing event of default with respect to a series of Pioneer's debt securities held by that holder;

          o holders of at least 25% of the aggregate principal amount of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

          o the trustee does not receive direction contrary to the holder's request within 60 days following such notice, request and offer of indemnity under the terms of the applicable indenture; and

          o the trustee does not institute the requested proceeding within 60 days following such notice.

     The indentures will require Pioneer every year to deliver to the trustee a statement as to performance of Pioneer's obligations under the indentures and as to any defaults.

     A default in the payment of any of Pioneer's debt securities, or a default with respect to Pioneer's debt securities that causes them to be accelerated, may give rise to a cross-default under Pioneer's bank credit facility or other indebtedness.

SATISFACTION AND DISCHARGE OF THE INDENTURES

     An indenture will generally cease to be of any further effect with respect to a series of debt securities if:

          o Pioneer has delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

          o all debt securities and coupons of that series not previously delivered to the trustee for cancellation have become due and payable, and Pioneer has deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of those debt securities and coupons;

and if, in either case, Pioneer also pays or causes to be paid all other sums payable under the applicable indenture by Pioneer.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Any series of Pioneer's debt securities may be subject to the defeasance and discharge provisions of the applicable indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, Pioneer may elect either:

          o legal defeasance--which will permit Pioneer to defease and be discharged from, subject to limitations, all of its obligations with respect to those debt securities; or

          o covenant defeasance--which will permit Pioneer to be released from its obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of Pioneer's subordinated debt securities.

     If Pioneer exercises its legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If Pioneer exercise its covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

     Unless otherwise provided in the applicable prospectus supplement, Pioneer may invoke legal defeasance or covenant defeasance with respect to any series of its debt securities only if:

          o Pioneer irrevocably deposits with the trustee, in trust, an amount in funds or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

          o Pioneer delivers to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

          o 123 days pass after the deposit is made and, during the 123-day period, no default relating to Pioneer's bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

          o no event of default has occurred and is continuing on the date of the deposit and after giving effect to the deposit;

          o the deposit is not a default under any other agreement binding on Pioneer and, in the case of subordinated debt securities, is not prohibited by the subordination provisions of the indenture;

          o Pioneer delivers to the trustee an opinion of counsel to the effect that the trust resulting from the deposit is not, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          o Pioneer delivers to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance; and

          o Pioneer delivers to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

MODIFICATION AND WAIVER

     Pioneer may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least a majority in aggregate principal amount of each series of Pioneer's outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of Pioneer's debt securities that are affected by any modification or amendment is required for any of the following:

          o to reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

          o to reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any interest payment to be made with respect to any debt security or coupon;

          o to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

          o to reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

          o to make any debt security payable in a currency other than that stated in that debt security;

          o to modify the subordination provisions of Pioneer's subordinated debt securities in a manner adverse to holders;

          o to release any security that may have been granted with respect to the debt securities;

          o to make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent;

          o to change any obligations provided for in the indenture to pay any additional interest with respect to bearer securities;

          o to limit Pioneer's obligations to maintain a paying agency outside the United States for payment on bearer securities or limit Pioneer's obligation to redeem certain bearer securities;

          o to change any place of payment where any debt security or any premium or interest on any debt security is payable;

          o to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption); or

          o to modify any of the above provisions of the indenture, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

     In addition, Pioneer and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

          o to evidence that another person has become Pioneer's successor under the provisions of the indenture relating to consolidations, mergers, and sales of assets and that the successor assumes Pioneer's covenants, agreements, and obligations in the indenture and in the debt securities;

          o to surrender any of Pioneer's rights or powers under the indenture, to add to Pioneer's covenants further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of debt securities, and to make a default in any of these additional covenants, restrictions, conditions, or provisions a default or an event of default under the indenture;

          o to cure any ambiguity or to make corrections to the indenture, any supplemental indenture, or any debt securities, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of debt securities of any series;

          o to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

          o to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or of principal, premium, or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so long as none of these actions adversely affects the interests of the holders of debt securities or any coupons of any series in any material respect or permits the issuance of debt securities of any series in uncertificated form;

          o to comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

          o to modify the subordination provisions of Pioneer's subordinated debt securities in a manner that would limit or terminate the benefits available to any holder of senior indebtedness (or its representative) under such subordination provisions;

          o to add guarantees with respect to any or all of the debt securities or to secure any or all of the debt securities;

          o to make any change that does not adversely affect the rights of any holder of a series of debt securities under the indenture;

          o to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there is none of that debt security outstanding;

          o to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee; and

          o to establish the form or terms of debt securities and coupons, if any, of any series.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Unless otherwise provided in the applicable prospectus supplement, the indentures prohibit Pioneer from consolidating with or merging into another business entity, or transferring or leasing substantially all of Pioneer's assets, unless:

          o    Pioneer is the continuing entity in the case of a merger; or

          o the surviving or acquiring entity is a U.S. corporation and it expressly assumes Pioneer's obligations with respect to Pioneer's debt securities by executing a supplemental indenture;

          o immediately after giving effect to the transaction, no default or event of default would occur or be continuing;

          o the successor company waives any right to redeem any bearer security under circumstances in which the successor company would be entitled to redeem the bearer security but Pioneer would have not been entitled to redeem that bearer security if the consolidation, merger or sale had not occurred; and

          o Pioneer has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, or sale complies with the indenture.

CONVERSION OR EXCHANGE RIGHTS

     If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

          o the type of securities into which they may be converted or exchanged;

          o the conversion price or exchange ratio, or its method of calculation;

          o    whether conversion or exchange is mandatory or at your election;

          o how and when the conversion price or exchange ratio may be adjusted; and

          o any other important terms concerning the conversion or exchange rights.

GLOBAL SECURITIES

     Pioneer's debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary, or a successor of the depositary or its nominee. The applicable prospectus supplement will describe this concept more fully.

     The specific material terms of the depositary arrangement with respect to any portion of a series of Pioneer's debt securities that will be represented by a global security will be described in the applicable prospectus supplement. Pioneer anticipates that the following provisions will apply to Pioneer's depositary arrangements.

     Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of Pioneer's debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of Pioneer's debt securities, or Pioneer, if Pioneer is offering and selling its debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of Pioneer's securities receive physical certificates, which may impair a holder's ability to transfer its beneficial interests in global securities.

     While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of Pioneer's debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have Pioneer's debt securities registered in that holder's own name, and that holder will not be entitled to receive a certificate representing that holder's ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

     The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indentures. Pioneer understands that, according to existing industry practices, if Pioneer requests any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

     Generally, Pioneer will make payments on its debt securities represented by a global security directly to the depositary or its nominee. It is Pioneer's understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. Pioneer also expects that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in "street names," and will be the responsibility of the participating institutions. Neither Pioneer nor the trustee, nor their respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

     Generally, a global security may be exchanged for certificated debt securities only in the following instances:

          o the depositary notifies Pioneer that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and a successor is not appointed within 90 days; or

          o Pioneer determines in its sole discretion that it will no longer have debt securities represented by a global securities or that it will permit global securities to be exchanged for certificated debt securities.

     The following is based on information furnished to Pioneer:

     Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, which Pioneer refers to as "DTC," will act as depositary for securities issued in the form of global securities. Global securities will be issued only as fully-registered securities registered in the name of Cede & Co., which is DTC's nominee. One or more fully-registered global securities will be issued for these securities representing in the aggregate the total number of these securities, and will be deposited with or on behalf of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers. Access to the DTC system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security, commonly referred to as the beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in these securities, except if use of the book-entry system for such securities is discontinued.

     DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping accounts of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Any redemption notices need to be sent to DTC. If less than all of the securities of a series or class are being redeemed, DTC's practice is to determine by lot the amount to be redeemed from each participant.

     Although voting with respect to securities issued in the form of global securities is limited to the holders of record, when a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date, identified in a listing attached to the omnibus proxy.

     Payments in respect of securities issued in the form of global securities will be made by the issuer of such securities to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC or Pioneer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable securities, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. If a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. Pioneer, at its option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Pioneer believes to be accurate, but Pioneer assumes no responsibility for its accuracy. Pioneer has no responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

     Debt securities may be issued as registered securities (which will be registered as to principal and interest in the register maintained by the registrar for those senior debt securities) or bearer securities (which will be transferable only by delivery). If debt securities are issuable as bearer securities, certain special limitations and considerations will apply, as set forth in the applicable prospectus supplement.

PIONEER'S TRUSTEE

     The current trustee for Pioneer's debt securities issued under its 1998 indenture is The Bank of New York. Pioneer may engage additional or substitute trustees with respect to particular series of Pioneer's debt securities. Pioneer or Pioneer USA may maintain banking and other commercial relationships with any trustee, including The Bank of New York, and its affiliates in the ordinary course of business. A trustee may own Pioneer's debt securities.

GOVERNING LAW

     The indentures and the debt securities are governed by the laws of the State of New York.

                          DESCRIPTION OF CAPITAL STOCK

     Pioneer authorized capital stock consists of 600,000,000 shares of stock, including:

          o 500,000,000 shares of common stock, $0.01 par value per share, of which 115,034,172 shares were issued and outstanding as of May 14, 2002; and

          o 100,000,000 shares of preferred stock, $0.01 par value per share, including one share that has been designated as Special Preferred Voting Stock, which share was issued and outstanding on such date, and 500,000 shares that have been designated as Series A Junior Participating Preferred Stock, $0.01 par value per share, in connection with Pioneer's rights agreement, of which no shares are currently issued or outstanding.

     In addition, Pioneer Natural Resources Canada Inc., an indirect wholly-owned subsidiary of Pioneer that we call Pioneer Canada, has 940,790 exchangeable shares issued and outstanding as of May 14, 2002, each of which is exchangeable into Pioneer's common stock.

COMMON STOCK

     This section describes the general terms of Pioneer's common stock. For more detailed information, you should refer to Pioneer's amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into this prospectus.

     Holders of Pioneer's common stock are entitled to one vote per share with respect to each matter submitted to a vote of Pioneer's stockholders, subject to voting rights that may be established for shares of Pioneer's preferred stock, if any. Except as may be provided in connection with Pioneer's preferred stock (such as the special preferred voting stock) or as otherwise may be required by law or Pioneer's amended and restated certificate of incorporation, Pioneer's common stock is the only capital stock entitled to vote in the election of directors. Pioneer's common stock does not have cumulative voting rights.

     Subject to the rights of holders of Pioneer's preferred stock, if any, holders of Pioneer's common stock are entitled to receive dividends and distributions lawfully declared by Pioneer's board of directors. If Pioneer liquidates, dissolves, or winds up its business, whether voluntarily or involuntarily, holders of Pioneer's common stock will be entitled to receive any assets available for distribution to Pioneer's stockholders after Pioneer has paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

     The outstanding shares of Pioneer's common stock are fully paid and nonassessable. Pioneer's common stock does not have any preemptive, subscription or conversion rights. Pioneer may issue additional shares of its authorized common stock as it is authorized by its board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

PREFERRED STOCK

     This section describes the general terms and provisions of Pioneer's preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. Pioneer will file a copy of the certificate of designations that contains the terms of each new series of preferred stock with the SEC each time Pioneer issues a new series of preferred stock. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designations as well as Pioneer's amended and restated certificate of incorporation before deciding to buy shares of Pioneer's preferred stock as described in the applicable prospectus supplement.

     Pioneer's board of directors has been authorized to provide for the issuance of shares of Pioneer's preferred stock in multiple series without the approval of stockholders. With respect to each series of Pioneer's preferred stock, Pioneer's board of directors has the authority to fix the following terms:

          o    the designation of the series;

          o    the number of shares within the series;

          o whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

          o the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

          o whether the shares are redeemable, the redemption price and the terms of redemption;

          o the amount payable to you for each share you own if Pioneer dissolves or liquidates;

          o whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

          o any restrictions on issuance of shares in the same series or any other series;

          o    voting rights applicable to the series of preferred stock; and

          o    any other rights, preferences or limitations of such series.


     Your rights with respect to your shares of preferred stock will be subordinate to the rights of Pioneer's general creditors. Shares of Pioneer's preferred stock that Pioneer issues will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

     Pioneer's ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, Pioneer could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, Pioneer could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, Pioneer's issuance of preferred stock could adversely affect the voting power of the holders of Pioneer's common stock. Although Pioneer's board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of Pioneer's stockholders, Pioneer's board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of Pioneer's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Pioneer's board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

     SPECIAL PREFERRED VOTING STOCK.

     In connection with Pioneer's December 1997 acquisition of Chauvco Resources Ltd., an Alberta, Canada corporation, Pioneer's board of directors designated one share of the authorized shares of preferred stock as special preferred voting stock. Pioneer refers to that one share as the voting share. The Montreal Trust Company of Canada holds the voting share as trustee on behalf of the holders of exchangeable shares of Pioneer Canada. The certificate of designations for the voting share includes the following important terms:

          o No dividends will be paid to the share trustee as the holder of the voting share.

          o The share trustee, as the holder of the voting share, is entitled to all of the voting rights attached to the voting share, including the right to vote on any matter on which Pioneer's common stockholders are entitled to vote. Except as required by law, the holder of the voting share will vote together with Pioneer's common stockholders as a single class.

          o The holders of exchangeable shares have the right to submit stockholder proposals to the share trustee and the share trustee has agreed to submit any such proposals to Pioneer. Such stockholder proposals may be considered at any meeting of Pioneer at which the holders of Pioneer's common stock are entitled to submit stockholder proposals. Pioneer will accept all stockholder proposals submitted by the share trustee, but each holder of exchangeable shares may submit only one proposal.

          o So long as any exchangeable shares are outstanding, the number of shares of special preferred voting stock shares will not be increased or decreased, and no other term of the special preferred voting stock may be amended without the approval of the holder of the voting share.

          o    The voting share does not have any conversion rights.

          o The voting share does not have any redemption rights so long as the exchangeable shares are outstanding, but Pioneer will automatically redeem the voting share for $1.00 when no exchangeable shares are outstanding. Pioneer will cancel the voting share if Pioneer purchases or otherwise acquires it. Pioneer may not reissue the voting share.

          o The voting share will rank senior to each share of Pioneer's common stock in any distribution of assets in a liquidation, dissolution or winding-up of Pioneer. In any liquidation, dissolution or winding-up, the holder of the voting share will be entitled to receive a liquidation preference of $1.00 before any distribution to the holders of Pioneer's common stock, but only after the liquidation preference of any other shares of preferred stock of Pioneer has been paid in full.

          o While the voting share is outstanding, Pioneer will (1) comply with all terms of the exchangeable shares and with all associated contractual obligations of Pioneer, and (2) not amend, alter or repeal the terms and conditions of the special preferred voting stock without the approval of the holder of the voting share.

RIGHTS AGREEMENT

     Attached to each share of Pioneer's common stock and each exchangeable share of Pioneer Canada is one preferred share purchase right. Each right entitles the registered holder to purchase from Pioneer one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01, at a price of $95.00 per one one-thousandth of a share of Series A Junior Participating Preferred Stock, subject to adjustment. The rights expire on July 31, 2011, unless the final expiration date is extended or unless the rights are earlier redeemed by Pioneer.

     The rights represented by the certificates for Pioneer's common stock are not exercisable, and are not separately transferable from the common stock, until the earlier of:

          o ten days after a person or group has become an "acquiring person." A person or group becomes an acquiring person:

               (A) When the person (other than Southeastern Asset Management, Inc., its affiliates or its permitted transferees) acquires beneficial ownership of 15% or more of Pioneer's common stock;

               (B) When Southeastern Asset Management, Inc. or its affiliates becomes the beneficial owner of one share of common stock in excess of the greater of (1) the lesser of (a) the percentage of shares of common stock beneficially owned by Southeastern Asset Management, Inc. or its affiliates as of the date of the rights agreement or (b) the lowest percentage of shares of common stock beneficially owned by Southeastern Asset Management, Inc. or its affiliates after such date or (2) 15% of Pioneer's outstanding common stock; or

               (C) When a permitted transferee of Southeastern Asset Management, Inc. or its affiliates becomes the beneficial owner of one share of common stock in excess of the greater of (1) the lesser of (a) the percentage of shares of common stock beneficially owned by the permitted transferee on the date that it acquires such shares from Southeaster Asset Management, Inc. or its affiliates or (b) the lowest percentage of shares of common stock beneficially owned by the permitted transferee after such date or (2) 15% of Pioneer's outstanding common stock; or

          o ten business days, or a later date determined by the board of directors, after the commencement or first public announcement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of Pioneer's outstanding common stock.

     The earlier of these two dates is called the "distribution date." Separate certificates for the rights will be mailed to holders of record of Pioneer's common stock as of the distribution date. The rights could then begin trading separately from Pioneer's common stock.

     Generally, in the event that a person or group becomes an acquiring person, each right, other than the rights owned by the acquiring person, will entitle the holder to receive, upon exercise of the right, common stock having a value equal to two times the exercise price of the right. In the event that Pioneer is acquired in a merger, consolidation, or other business combination transaction or more than 50% of Pioneer's assets, cash flow or earning power is sold or transferred, each right, other than the rights owned by an acquiring person, will entitle the holder to receive, upon the exercise of the right, common stock of the surviving corporation having a value equal to two times the exercise price of the right.

     At any time after the acquisition by the acquiring person of beneficial ownership of 15% or more of the outstanding shares of Pioneer's common stock and before the acquisition by the acquiring person of 50% or more of the voting power of the outstanding shares of Pioneer's common stock, the board of directors may exchange the rights, other than rights owned by the acquiring person, which would have become void, in whole or in part, at an exchange ratio of one share of Pioneer's common stock for each two shares of Pioneer's common stock for which each right is then exercisable, subject to adjustment.

     The rights are redeemable in whole, but not in part, at $0.001 per right until any person or group becomes an acquiring person. The ability to exercise the rights terminates at the time that the board of directors elects to redeem the rights. Notice of redemption will be given by mail to the registered holders of the rights. At no time will the rights have any voting rights.

     The number of outstanding rights, the exercise price payable, and the number of shares of Series A Junior Participating Preferred Stock or other securities or property issuable upon exercise of the rights are subject to customary adjustments from time to time to prevent dilution.

     The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire Pioneer on terms not approved by Pioneer's board of directors, except in the case of an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination that Pioneer's board of directors approves.

     The shares of Series A Junior Participating Preferred Stock that may be purchased upon exercise of the right will rank junior to all other series of Pioneer's preferred stock, if any, or any similar stock that specifically provides that it ranks prior to the shares of Series A Junior Participating Preferred Stock. The shares of Series A Junior Participating Preferred Stock will be nonredeemable. Each share of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential quarterly dividend of $1.00 per share, if, as and when declared, but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Pioneer's common stock. In the event of liquidation, the holders of the shares of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share, but will be entitled to an aggregate payment of 1,000 times the payment made per share of Pioneer's common stock. Each share of Series A Junior Participating Preferred Stock will have 1,000 votes, voting together with Pioneer's common stock. In the event of any merger, consolidation or other transaction in which Pioneer's common stock is exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Pioneer's common stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the Series A Junior Participating Preferred Stock's dividend, liquidation and voting rights, the value of the interest in a share of Series A Junior Participating Preferred Stock purchasable upon the exercise of each right should approximate the value of one share of Pioneer's common stock.

     The description of the rights contained in this section does not describe every aspect of the rights. The rights agreement dated as of July 20, 2001, between Pioneer and the rights agent, contains the full legal text of the matters described in this section. A copy of the rights agreement has been incorporated by reference in the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain a copy.

LIMITATION ON DIRECTORS' LIABILITY

     Pioneer's amended and restated certificate of incorporation provides, as authorized by Section 102(b)(7) of the Delaware General Corporation Law, that Pioneer's directors will not be personally liable to Pioneer or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

          o for any breach of the director's duty of loyalty to Pioneer or its stockholders;

          o for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law;

          o for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

          o for any transaction from which the director derived an improper personal benefit.


     The inclusion of this provision in Pioneer's amended and restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Pioneer and its stockholders.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as Pioneer, and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term "business combination" is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

     This prohibition is effective unless:

          o The business combination is approved by the corporation's board of directors prior to the time the interested stockholder becomes an interested stockholder;

          o The interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

          o The business combination is approved by a majority of the board of directors and by the affirmative vote of 66?% of the outstanding voting stock that is not owned by the interested stockholder.

SPECIAL CHARTER AND BYLAW PROVISIONS

     Pioneer's amended and restated certificate of incorporation contains provisions requiring that advance notice be delivered to Pioneer of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to Pioneer's board of directors. Generally, such advance notice provisions provide that the stockholder must give written notice to Pioneer's Secretary not less than 60 days before the scheduled date of the annual meeting of Pioneer's stockholders or, if later, 10 days after the first public notice of the annual meeting is sent to Pioneer's stockholders. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in Pioneer's amended and restated certificate of incorporation. Such requirement is in addition to those set forth in the regulations adopted by the SEC under the Securities Exchange Act of 1934. Pioneer's amended and restated certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect one or more directors, the number of directors shall not be fewer than three nor more than 21 and provides for a classified board of directors, consisting of three classes as nearly equal in size as practicable. Each class holds office until the third annual stockholders' meeting for election of directors following the most recent election of such class. Pioneer's directors may be removed only for cause.

     Pioneer's amended and restated certificate of incorporation provides that stockholders may not act by written consent in lieu of a meeting. Special meetings of the stockholders may be called by Pioneer's board of directors, but may not be called by Pioneer's stockholders. Pioneer's amended and restated bylaws may be amended by Pioneer's board of directors or by the affirmative vote of the holders of at least 66?% of the aggregate voting power of Pioneer's outstanding capital stock entitled to vote in the election of directors.

     Pioneer's amended and restated certificate of incorporation also contains a "fair price" provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 10% of the aggregate voting power of Pioneer's outstanding capital stock, referred to as a "related person." The "fair price" provision requires the affirmative vote of the holders of:

          o    at least 80% of Pioneer's voting stock; and

          o at least 66 2/3% of Pioneer's voting stock not beneficially owned by the related person, to approve certain transactions between the related person and Pioneer or its subsidiaries, including any merger, consolidation or share exchange, any sale, lease, exchange, pledge or other disposition of Pioneer's assets or its subsidiaries having a fair market value of at least $10 million, any transfer or issuance of Pioneer's securities or its subsidiaries' securities, any adoption of a plan or proposal by Pioneer of its voluntary liquidation or dissolution, certain reclassifications of Pioneer's securities or recapitalizations or certain other transactions, in each case involving the related person.

     This voting requirement will not apply to certain transactions, including:

          o any transaction in which the consideration to be received by the holders of each class or series of capital stock is:

               o the same in form and amount as that paid in a tender offer in which the related person acquired at least 50% of the outstanding shares of such class or series and which was consummated not more than one year earlier; or

               o not less in amount than the highest per share price paid by the related person for shares of such class or series; or

          o    any transaction approved by Pioneer's continuing directors.

     This provision could have the effect of delaying or preventing change in control in a transaction or series of transactions that did not satisfy the "fair price" criteria.

     The provisions of Pioneer's amended and restated certificate of incorporation relating to the limitation of actions taken by written consent, and the "fair price" provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of Pioneer's outstanding capital stock entitled to vote for the election of directors.

     The foregoing provisions of Pioneer's amended and restated certificate of incorporation and Pioneer's amended and restated bylaws, together with the rights agreement and the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to Pioneer's stockholders and of limiting any opportunity to realize premiums over prevailing market prices for Pioneer's common stock in connection therewith. This could be the case notwithstanding that a majority of Pioneer's stockholders might benefit from such a change in control or offer.

TRANSFER AGENT AND REGISTRAR

     Continental Stock Transfer & Trust Company serves as the registrar and transfer agent for the common stock.

STOCK EXCHANGE LISTING

     Pioneer's common stock is listed on the New York Stock Exchange and the Toronto Stock Exchange. The trading symbol for Pioneer's common stock on these exchanges is "PXD."

PIONEER CANADA EXCHANGEABLE SHARES

     In connection with the acquisition of Chauvco Resources Ltd., Pioneer (1) issued the voting share to a share trustee for the benefit of the holders, other than Pioneer and its subsidiaries, of the exchangeable shares issued by Pioneer Canada, (2) entered into a support agreement and a voting and exchange trust agreement and (3) assumed specified obligations with respect to the exchangeable shares. The rights, privileges, restrictions and conditions attaching to the exchangeable shares may be changed only with the approval of the holders of the exchangeable shares. The exchangeable shares have the rights and preferences described below.

     DIVIDENDS.

     Holders of exchangeable shares are entitled to receive dividends equal to dividends paid from time to time by Pioneer on shares of its common stock. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as that for the corresponding dividends on Pioneer's common stock.

     VOTING RIGHTS.

     The holders of the exchangeable shares are entitled to instruct the share trustee to vote with respect to any matter, proposition or question on which Pioneer's common stockholders are entitled to vote.

     REDEMPTION.

     Optional Redemption -- Subject to Pioneer's exercise of its optional call right, as described below under the heading "Call Rights--Optional Call Right Instead of Optional Redemption," each holder of exchangeable shares, at the holder's option, may redeem each of the holder's exchangeable shares for one share of Pioneer's common stock plus any unpaid dividends on such exchangeable shares. Pioneer Canada, or, if it is unable to do so, Pioneer must pay the redemption price on the date specified by the holder, which date must be not less than three nor more than 10 business days after the redemption request.

     Automatic Redemption -- Upon at least 120 days' prior written notice by Pioneer Canada to the holders of exchangeable shares and subject to Pioneer's exercise of its optional call right, as described below under the heading "Call Rights--Optional Call Right Instead of Automatic Redemption," on the automatic redemption date, as defined below, Pioneer Canada will redeem each outstanding exchangeable share for one share of Pioneer's common stock plus any unpaid dividends on such exchangeable shares. Automatic redemption date means December 18, 2003, unless (a) that date is extended by Pioneer Canada's board of directors to a date not later than December 31, 2005, or (b) such date shall be accelerated to an earlier date, but no earlier than the third anniversary of the first issuance of exchangeable shares, by Pioneer Canada's board of directors if at the time of acceleration less than 5% of the number of exchangeable shares initially issued and outstanding in the acquisition of Chauvco Resources Ltd. are issued and outstanding.

     EXCHANGE RIGHTS.

     Optional Exchange Right -- Upon a proposed liquidation, dissolution or winding-up of Pioneer Canada and subject to Pioneer's exercise of its optional call right, as described below under the heading "Call Rights--Liquidation Call Right Instead of Optional Exchange Right," the share trustee, if instructed by a holder of exchangeable shares, has the right to require Pioneer Canada, or if it is unable to do so, Pioneer, to purchase each of such holder's exchangeable shares in exchange for one share of Pioneer's common stock plus any unpaid dividends on such exchangeable shares.

     Automatic Exchange Right -- Upon the liquidation, dissolution or winding-up of Pioneer, the share trustee, on behalf of the holders of the exchangeable shares, has the right to automatically exchange each exchangeable share for one share of Pioneer's common stock plus any unpaid dividends on such exchangeable shares.

     CALL RIGHTS.

     Liquidation Call Right Instead of Optional Exchange Right -- In the event of a proposed liquidation, dissolution or winding-up of Pioneer Canada, Pioneer has the right to purchase all of the outstanding exchangeable shares from the holders of the exchangeable shares on the effective date of any such liquidation, dissolution or winding-up in exchange for shares of Pioneer's common stock.

     Optional Call Right Instead of Automatic Redemption -- Notwithstanding any proposed automatic redemption of the exchangeable shares by Pioneer Canada, as described above under the heading "Redemption--Automatic Redemption," Pioneer has the overriding optional call right to purchase all of the outstanding exchangeable shares from the holders of the exchangeable shares on the automatic redemption date in exchange for shares of Pioneer's common stock plus any unpaid dividends on the exchangeable shares.

     Optional Call Right Instead of Optional Redemption -- A proposed optional redemption by Pioneer Canada in response to a holder's request to redeem such holder's exchangeable shares will be deemed to be an offer of such exchangeable shares to Pioneer. Pioneer has the overriding optional call right to purchase the exchangeable shares tendered by such holder on the requested redemption date in exchange for shares of Pioneer's common stock plus any unpaid dividends on the exchangeable shares.

     If the holder revokes his redemption request, Pioneer will not purchase such holder's exchangeable shares nor will Pioneer Canada redeem such shares. If the holder does not revoke his redemption request, on the redemption date Pioneer will acquire or Pioneer Canada will redeem, as the case may be, such exchangeable shares, in either case for one share of Pioneer's common stock for each exchangeable share plus any unpaid dividends on such exchangeable shares.

     Effect of Call Right Exercise -- If Pioneer exercises one or more of its call rights, it will directly issue shares of its common stock to holders of exchangeable shares and will become the holder of such exchangeable shares. Pioneer will not be entitled to exercise any voting rights attached to the exchangeable shares it so acquires. If Pioneer declines to exercise its call rights when applicable, it will be required, pursuant to the support agreement described below, to issue shares of its common stock to Pioneer Canada which will, in turn, transfer such stock to the holders of exchangeable shares in consideration for the return and cancellation of such exchangeable shares.

     DELIVERY OF PIONEER'S COMMON STOCK.

     Pioneer has agreed to ensure that all shares of its common stock to be delivered by it under the support agreement or on the exercise of the exchange rights under the voting and exchange trust agreement are duly registered, qualified or approved under applicable Canadian and United States securities laws, if required, so that such shares may be freely traded by the holder of such shares, other than any restriction on transfer by reason of a holder being a "control person" of Pioneer for purposes of Canadian law or an "affiliate" of Pioneer for purposes of United States law. In addition, Pioneer will take all actions necessary to cause all such shares of its common stock to be listed or quoted for trading on all stock exchanges or quotation systems on which outstanding shares of its common stock are then listed or quoted for trading.

     OTHER AGREEMENTS BY PIONEER RELATED TO EXCHANGEABLE SHARES.

     Under the support agreement, Pioneer has agreed that:

          o Pioneer will not declare or pay dividends on its common stock unless Pioneer Canada is able to and simultaneously pays an equivalent dividend on the exchangeable shares;

          o Pioneer will ensure that Pioneer Canada is able to provide to the holders of the exchangeable shares the equivalent number of shares of Pioneer's common stock in the event of a liquidation, dissolution or winding-up of Pioneer Canada, an optional redemption request by a holder of exchangeable shares, or the automatic redemption of the exchangeable shares by Pioneer Canada;

          o Pioneer will not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding-up of Pioneer Canada;

          o without the prior approval of Pioneer Canada and the holders of the exchangeable shares, Pioneer will not (1) distribute additional shares of its common stock or rights to subscribe for such shares or other property or assets to all or substantially all holders of shares of its common stock, or (2) change its common stock nor effect any tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting its common stock, unless, in either case, Pioneer Canada makes simultaneously the same or an equivalent distribution on or change to the exchangeable shares, or in the rights of the holders of such shares;

          o so long as there remain outstanding any exchangeable shares not owned by Pioneer or any entity controlled by Pioneer, Pioneer will remain the beneficial owner, directly or indirectly, of all outstanding shares of Pioneer Canada other than the exchangeable shares;

          o with certain limited exceptions, the support agreement may not be amended without the approval of the holders of the exchangeable shares; and

          o Pioneer will not exercise any voting rights attached to the exchangeable shares owned by it or any entity controlled by it on any matter considered at meetings of holders of exchangeable shares, including any approval sought from such holders in respect of matters arising under the support agreement.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     Pioneer may offer fractional shares of preferred stock, rather than full shares of preferred stock. If Pioneer does so, Pioneer may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between Pioneer and a bank depositary. The phrase "bank depositary" means a bank or trust company that meets certain requirements and is selected by Pioneer. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     Pioneer has summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time Pioneer issues depositary shares, and you should read those documents for provisions that may be important to you.

DIVIDENDS AND OTHER DISTRIBUTIONS

     If Pioneer pays a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with Pioneer's approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If Pioneer redeems a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and Pioneer will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and Pioneer. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or Pioneer only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of Pioneer and such distribution has been distributed to the holders of depositary shares.

CHARGES OF BANK DEPOSITARY

     Pioneer will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Pioneer will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

WITHDRAWAL OF PREFERRED STOCK

     Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

     The bank depositary will forward to holders of depositary shares all reports and communications from Pioneer that are delivered to the bank depositary and that Pioneer is required to furnish to the holders of the preferred stock.

     Neither the bank depositary nor Pioneer will be liable if Pioneer is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. The obligations of the bank depositary and Pioneer under the depositary agreement will be limited to performance in good faith of their respective duties under the depositary agreement, and Pioneer will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Pioneer may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF BANK DEPOSITARY

     The bank depositary may resign at any time by delivering to Pioneer notice of its election to do so, and Pioneer may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.


                             DESCRIPTION OF WARRANTS

GENERAL DESCRIPTION OF WARRANTS

     Pioneer may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Pioneer and a bank or trust company, as warrant agent. The warrant agent will act solely as Pioneer's agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

DEBT WARRANTS

     The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

          o    the title of the warrants;

          o    the offering price for the warrants, if any;

          o    the aggregate number of the warrants;

          o the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

          o if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

          o if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

          o the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

          o the dates on which the right to exercise the warrants will commence and expire;

          o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

          o whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

          o    information relating to book-entry procedures, if any;

          o the currency or currency units in which the offering price, if any, and the exercise price are payable;

          o if applicable, a discussion of material United States federal income tax considerations;

          o    anti-dilution provisions of the warrants, if any;

          o redemption or call provisions, if any, applicable to the warrants;

          o any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

          o any other information Pioneer thinks is important about the warrants.


STOCK WARRANTS

     The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

          o    the title of the warrants;

          o    the offering price for the warrants, if any;

          o    the aggregate number of the warrants;

          o the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

          o if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

          o if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

          o the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

          o the dates on which the right to exercise the warrants commence and expire;

          o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

          o the currency or currency units in which the offering price, if any, and the exercise price are payable;

          o if applicable, a discussion of material United States federal income tax considerations;

          o    anti-dilution provisions of the warrants, if any;

          o redemption or call provisions, if any, applicable to the warrants;

          o any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

          o any other information Pioneer thinks is important about the warrants.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

     Until you exercise your warrants to purchase Pioneer's debt securities, preferred stock, or common stock, you will not have any rights as a holder of Pioneer's debt securities, preferred stock, or common stock, as the case may be, by virtue of your ownership of warrants.


                   DESCRIPTION OF STOCK PURCHASE CONTRACTS AND
                              STOCK PURCHASE UNITS

     Pioneer may issue stock purchase contracts, including contracts obligating holders to purchase from Pioneer, and obligating Pioneer to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which Pioneer refers to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which Pioneer refers to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require Pioneer to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

     The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

          o if applicable, a discussion of material United States federal income tax considerations; and

          o any other information Pioneer thinks is important about the stock purchase contracts or the stock purchase units.

                  DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

     Pioneer USA may issue guarantees of debt securities offered by Pioneer in any prospectus supplement. A copy of the guarantee will be filed with the SEC in connection with the offering of guarantees. Each guarantee will be issued under an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

          o    the series of debt securities to which the guarantees apply;

          o    whether the guarantees are secured or unsecured;

          o    whether the guarantees are conditional or unconditional;

          o whether the guarantees are senior or subordinate to other guarantees or debt;

          o the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities;

          o    any additional terms of the guarantees; and

          o any other information Pioneer USA thinks is important about the guarantees.

                              PLAN OF DISTRIBUTION

     Pioneer or Pioneer USA may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including Pioneer's affiliates and stockholders, in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:


          o    the terms of the offering;

          o    the names of any underwriters or agents;

          o    the name or names of any managing underwriter or underwriters;

          o the purchase price or initial public offering price of the securities;

          o the net proceeds to Pioneer or Pioneer USA from the sale of the securities;

          o    any delayed delivery arrangements;

          o any underwriting discounts, commissions and other items constituting underwriters' compensation;

          o any discounts or concessions allowed or reallowed or paid to dealers; and

          o    any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless Pioneer or Pioneer USA informs you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     Pioneer may also make direct sales through subscription rights distributed to its existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to Pioneer's stockholders, if all of the underlying securities are not subscribed for, Pioneer may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     Some or all of the securities that Pioneer or Pioneer USA offers though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom Pioneer or Pioneer USA sells its securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, each of Pioneer and Pioneer USA cannot assure you of the liquidity of, or continued trading markets for, any securities that it offers.

     If dealers are used in the sale of securities, Pioneer or Pioneer USA will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Pioneer or Pioneer USA will include in the prospectus supplement the names of the dealers and the terms of the transaction.


DIRECT SALES AND SALES THROUGH AGENTS

     Pioneer or Pioneer USA may sell the securities directly. In this case, no underwriters or agents would be involved. Pioneer or Pioneer USA may also sell the securities through agents designated from time to time. In the prospectus supplement, Pioneer or Pioneer USA will name any agent involved in the offer or sale of the offered securities, and Pioneer or Pioneer USA will describe any commissions payable to the agent. Unless Pioneer or Pioneer USA informs you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     Pioneer or Pioneer USA may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. Pioneer or Pioneer USA will describe the terms of any such sales in the prospectus supplement.

REMARKETING ARRANGEMENTS

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Pioneer or Pioneer USA. Any remarketing firm will be identified and the terms of its agreements, if any, with Pioneer or Pioneer USA and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed.

DELAYED DELIVERY CONTRACTS

     If Pioneer or Pioneer USA so indicates in the prospectus supplement, Pioneer or Pioneer USA may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from Pioneer or Pioneer USA at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     Pioneer or Pioneer USA may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for Pioneer or Pioneer USA in the ordinary course of their businesses.

                                  LEGAL MATTERS

     Except as set forth in the applicable prospectus supplement, Vinson & Elkins L.L.P., Dallas, Texas, will pass upon the validity of Pioneer's debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units and Pioneer USA's guarantees of debt securities.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and the registration statement. Our financial statements are incorporated by reference in this prospectus and the registration statement in reliance upon Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by Pioneer.

     Registration fee..........................................   $     92,000
     Accountant's fees and expenses............................        150,000
     Trustee's fees and expenses...............................         25,000
     Printing expenses.........................................        100,000
     Legal fees and expenses...................................        200,000
     Miscellaneous.............................................         33,000
                                                                  ------------
         Total.................................................   $    600,000
                                                                  ============

     All of the above items, except for the registration fee, are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Delaware General Corporation Law

     Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

     Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

     Amended and Restated Certificate of Incorporation

     Article Twelfth of Pioneer's amended and restated certificate of incorporation provides that each person who at any time is or was a director or officer of Pioneer, or any person who, while a director or officer of Pioneer, is or was serving at Pioneer's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from Pioneer as, and to the fullest extent, permitted by the Delaware General Corporation Law or any successor statutory provision, as from time to time amended. Any repeal or modification of Article Twelfth of Pioneer's amended and restated certificate of incorporation shall be prospective only, and shall not adversely affect the rights of any director or officer or the obligations of Pioneer with respect to any claim arising from the services of such director or officer in the capacities described above prior to any such repeal or amendment of Article Twelfth.

     Article Thirteenth of Pioneer's amended and restated certificate of incorporation provides that Pioneer's directors shall not be personally liable to Pioneer or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that such Article Thirteenth does not eliminate or limit the liability of a director (1) for any breach of such director's duty of loyalty to Pioneer or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the Delaware General Corporation Law (which relates to certain unlawful dividend payments or stock purchases or redemptions), as the same exists or may hereafter be amended, supplemented or replaced, or (4) for a transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Furthermore, any repeal or modification of Article Thirteenth of Pioneer's amended and restated certificate of incorporation by its stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

     Indemnification Agreements

     Pioneer has entered into indemnification agreements with its directors and certain of its officers. Under the terms of the indemnification agreements, Pioneer has generally agreed to indemnify an officer or director for liabilities incurred to the fullest extent permitted by the Delaware General Corporation Law. Pioneer must, within ten days of a request, indemnify an officer or director for expenses incurred in the defense of a claim or other proceeding. The obligation of Pioneer to provide the indemnification does not apply if, before the date on which Pioneer must provide the indemnification, Pioneer's board of directors, or a representative chosen by the board of directors, concludes that indemnification would be improper under the Delaware General Corporation Law.

     The above discussion of Section 145 of the Delaware General Corporation Law, Pioneer's amended and restated certificate of incorporation and the indemnification agreements is not intended to be exhaustive and is respectively qualified in its entirety by such statute and documents.

ITEM 16. EXHIBITS.

     The following documents are exhibits to this registration statement.

       EXHIBIT NO.                        DESCRIPTION
       -----------                        -----------

          1.1**     Form of Underwriting Agreement.

          4.1       Amended and Restated Certificate of Incorporation of Pioneer
                    (incorporated by reference to Exhibit 3.1 to Pioneer 's registration statement on Form S-4, Registration No.
                    333-26951, filed with the SEC on June 26, 1997).

          4.2       Certificate of Designations of Special Preferred Voting
                    Stock of Pioneer (incorporated by reference to Exhibit 3.3 of Pioneer's registration statement on Form S-3, Registration No. 333-42315, filed with the SEC on December
                    15, 1997).

          4.3       Certificate of Designations of Series A Junior Participating
                    Preferred Stock of Pioneer (incorporated by reference to Exhibit A to Exhibit 4.1 to Pioneer's registration statement on Form 8-A, File No. 001-13245, filed with the SEC on July
                    24, 2001).

          4.4       Terms and Conditions of Exchangeable Shares of Pioneer
                    Natural Resources Canada Inc. (as successor to Pioneer
                    Natural Resources (Canada) Ltd.) (incorporated by reference to Annex F to the Definitive Joint Management Information
                    Circular and Proxy Statement of Pioneer and Chauvco
                    Resources Ltd., File No. 001-13245, filed with the SEC on
                    November 14, 1997).

          4.5 Amended and Restated Bylaws of Pioneer (incorporated by reference to Exhibit 3.2 to Pioneer's registration statement on Form S-4, Registration No. 333-26951, filed with the SEC on June 26, 1997).

          4.6 Rights Agreement dated as of July 20, 2001, between Pioneer and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to Pioneer's registration statement on Form 8-A, File No. 001-13245, filed with the SEC on July 24, 2001).

          4.7       Indenture dated as of April 12, 1995, between Pioneer USA
                    (successor to Parker & Parsley Petroleum Company ("Parker &
                    Parsley")) and The Chase Manhattan Bank (National
                    Association), as trustee (incorporated by reference to
                    Exhibit 4.1 to Parker & Parsley's Current Report on Form
                    8-K, File No. 001-10695, filed with the SEC on April 12,
                    1995).

       EXHIBIT NO.                        DESCRIPTION
       -----------                        -----------
          4.8       First Supplemental Indenture dated as of August 7, 1997,
                    among Parker & Parsley, The Chase Manhattan Bank (National
                    Association), as trustee, and Pioneer USA, with respect to the indenture identified above as Exhibit 4.7 (incorporated by reference to Exhibit 10.5 to Pioneer's Quarterly Report on Form 10-Q for the period ended September 30, 1997, File
                    No. 001-13245).

          4.9 Second Supplemental Indenture dated as of December 30, 1997, among Pioneer USA, Pioneer NewSub1, Inc. and The Chase
                    Manhattan Bank (National Association), as trustee, with respect to the indenture identified above as Exhibit 4.7
                    (incorporated by reference to Exhibit 10.17 to Pioneer's
                    Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 2, 1998).

          4.10 Third Supplemental Indenture dated as of December 30, 1997, among Pioneer NewSub1, Inc. (as successor to Pioneer USA),
                    Pioneer DebtCo, Inc. and The Chase Manhattan Bank (National
                    Association), as trustee, with respect to the indenture identified above as Exhibit 4.7 (incorporated by reference to Exhibit 10.18 to Pioneer's Current Report on Form 8-K,
                    File No. 001-13245, filed with the SEC on January 2, 1998).

          4.11 Fourth Supplemental Indenture dated as of December 30, 1997, among Pioneer DebtCo, Inc. (as successor to Pioneer NewSub1,
                    Inc., as successor to Pioneer USA), Pioneer, Pioneer USA and
                    The Chase Manhattan Bank (National Association), as trustee, with respect to the indenture identified above as Exhibit
                    4.7 (incorporated by reference to Exhibit 10.19 to Pioneer's
                    Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 2, 1998).

          4.12 Guarantee dated as of December 30, 1997, by Pioneer USA relating to $150,000,000 in aggregate principal amount of 8 7/8% Senior Notes due 2005 and $150,000,000 in aggregate principal amount of 8 1/4% Senior Notes due 2007 issued under the indenture identified above as Exhibit 4.7
                    (incorporated by reference to Exhibit 10.20 to Pioneer's
                    Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 2, 1998).

          4.13      Form of 8 7/8% Senior Notes Due 2005 dated as of April 12,
                    1995, in the aggregate principal amount of $150,000,000, together with Officers' Certificate dated April 12, 1995, establishing the terms of the 8 7/8% Senior Notes Due 2005 pursuant to the indenture identified above as Exhibit 4.7
                    (incorporated by reference to Exhibit 4.2 to Parker &
                    Parsley's Quarterly Report on Form 10-Q for the period ended
                    June 30, 1995, File No. 001-10695).

          4.14      Form of 8 1/4% Senior Notes due 2007 dated as of August 22,
                    1995, in the aggregate principal amount of $150,000,000, together with Officers' Certificate dated August 22, 1995, establishing the terms of the 8 1/4% Senior Notes due 2007 pursuant to the indenture identified above as Exhibit 4.7
                    (incorporated by reference to Exhibit 1.2 to Parker &
                    Parsley's Current Report on Form 8-K, File No. 001-10695, filed with the SEC on August 17, 1995).

          4.15      Indenture dated as of January 13, 1998, between Pioneer and
                    The Bank of New York, as trustee (incorporated by reference to Exhibit 99.1 to Pioneer's and Pioneer USA's Current
                    Report on Form 8-K, File No. 001-13245, filed with the SEC on January 14, 1998).

       EXHIBIT NO.                        DESCRIPTION
       -----------                        -----------
          4.16      First Supplemental Indenture dated as of January 13, 1998, among Pioneer, Pioneer USA, as the subsidiary guarantor, and
                    The Bank of New York, as trustee, with respect to the
                    indenture identified above as Exhibit 4.15 (incorporated by reference to Exhibit 99.2 to Pioneer's and Pioneer USA's
                    Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 14, 1998).

          4.17 Second Supplemental Indenture dated as of April 11, 2000, among Pioneer, Pioneer USA, as the subsidiary guarantor, and the Bank of New York, as trustee, with respect to the indenture identified above as Exhibit 4.15 (incorporated by reference to Exhibit 10.1 to Pioneer's Quarterly Report on
                    Form 10-Q for the period ended March 31, 2000, File No.
                    001-13245).

          4.18 Third Supplemental Indenture dated as of April 30, 2002, among Pioneer, Pioneer USA, as the subsidiary guarantor, and the Bank of New York, as trustee, with respect to the indenture identified above as Exhibit 4.15 (incorporated by reference to Exhibit 10.4 to Pioneer's Quarterly Report on
                    Form 10-Q for the period ended March 31, 2002, File No.
                    001-13245).

          4.19 Form of 6.50% Senior Notes Due 2008 of Pioneer (incorporated by reference to Exhibit 99.3 to Pioneer's and Pioneer USA's
                    Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 14, 1998).

          4.20 Form of 7.20% Senior Notes Due 2028 of Pioneer (incorporated by reference to Exhibit 99.4 to Pioneer's and Pioneer USA's
                    Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 14, 1998).

          4.21      Form of 9 5/8% Senior Notes Due 2010 of Pioneer
                    (incorporated by reference to Exhibit 10.2 to Pioneer's
                    Quarterly Report on Form 10-Q for the period ended March 31,
                    2000, File No. 001-13245).

          4.22 Form of 7.50% Senior Notes Due 2012 of Pioneer (incorporated by reference to Exhibit 99.3 to Pioneer's Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January
                    14, 1998).

          4.23      Guarantee (2008 Notes) dated as of January 13, 1998, by
                    Pioneer USA, as the subsidiary guarantor (incorporated by reference to Exhibit 99.5 to Pioneer's and Pioneer USA's
                    Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 14, 1998).

          4.24      Guarantee (2028 Notes) dated as of January 13, 1998, by
                    Pioneer USA, as the subsidiary guarantor (incorporated by reference to Exhibit 99.6 to Pioneer's and Pioneer USA's
                    Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 14, 1998).

          4.25      Guarantee (2010 Notes) dated as of April 11, 2000, by
                    Pioneer USA, as the subsidiary guarantor (incorporated by reference to Exhibit 10.3 to Pioneer's Quarterly Report on
                    Form 10-Q for the period ended March 31, 2000, File No.
                    001-13245).

          4.26      Guarantee (2012 Notes) dated as of April 30, 2002, by
                    Pioneer USA, as the subsidiary guarantor (incorporated by reference to Exhibit 10.6 to Pioneer's Quarterly Report on
                    Form 10-Q for the period ended March 31, 2002, File No.
                    001-13245).

       EXHIBIT NO.                        DESCRIPTION
       -----------                        -----------
          4.27      $575,000,000 Credit Agreement dated as of May 31, 2000,
                    among Pioneer, as the borrower, Bank of America, N.A., as
                    the administrative agent, Credit Suisse First Boston, as the documentation agent, The Chase Manhattan Bank, as the
                    syndication agent, and certain lenders (incorporated by
                    reference to Exhibit 10.4 to Pioneer's Quarterly Report on
                    Form 10-Q for the period ended June 30, 2000, File No.
                    001-13245).

          4.28* Form of Senior Debt Indenture between Pioneer and one or more commercial banks to be named, as trustee.

          4.29**    Form of Senior Debt Securities.

          4.30* Form of Senior Subordinated Debt Indenture between Pioneer and one or more commercial banks to be named, as trustee.

          4.31**    Form of Senior Subordinated Debt Securities.

          4.32**    Form of Depositary Agreement.

          4.33**    Form of Depositary Receipt.

          4.34**    Form of Warrant Agreement.

          4.35**    Form of Warrant Certificate.

          4.36**    Form of Stock Purchase Contract.

          4.37**    Form of Stock Purchase Unit.

          4.38**    Form of Guarantee of Debt Securities.

          4.39      Form of Certificate of Special Preferred Voting Stock
                    (incorporated by reference to Exhibit 4.1 to Pioneer's
                    Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 2, 1998).

          4.40 Form of Certificate of Exchangeable Shares (incorporated by reference to Exhibit 4.2 to Pioneer's Current Report on Form
                    8-K, File No. 001-13245, filed with the SEC on January 2,
                    1998).

          4.41 Form of Certificate of Common Stock, par value $.01 per share, of Pioneer (incorporated by reference to Exhibit 4.1 to Pioneer's registration statement on Form S-4, Registration No. 333-26951, filed with the SEC on June 26,
                    1997).

          4.42      Voting and Exchange Trust Agreement dated as of December 18,
                    1997, among Pioneer, Pioneer Natural Resources Canada Inc.
                    (as successor to Pioneer Natural Resources (Canada) Ltd.)
                    and Montreal Trust Company of Canada, as trustee
                    (incorporated by reference to Exhibit 2.4 to Pioneer's
                    Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 2, 1998).

          5.1* Form of opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.

       EXHIBIT NO.                        DESCRIPTION
       -----------                        -----------
         12.1*      Computation of Ratios of Earnings to Fixed Charges and
                    Earnings to Fixed Charges and Preferred Stock Dividends.

         23.1*      Consent of Ernst & Young LLP.

         23.2* Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).

         24.1* Powers of Attorney for Pioneer (included on Pioneer's signature page to this registration statement).

         24.2*      Powers of Attorney for Pioneer USA (included on Pioneer
                    USA's signature page to this registration statement).

         25.1*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Bank of New York, as trustee under the indenture identified above as Exhibit 4.15.

         25.2*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of trustee under Senior Debt Indenture.

         25.3*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of trustee under Senior Subordinated Debt Indenture.


----------

*    Filed herewith.

** To be filed either by amendment or as an exhibit under the Securities Exchange Act of 1934 and incorporated by reference in this registration statement.

*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.


ITEM 17. UNDERTAKINGS.

     Each of the undersigned registrants hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (2) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; provided, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (3) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that the undertakings set forth in paragraphs (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Pioneer's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas, on May 16, 2002.

                                PIONEER NATURAL RESOURCES COMPANY


                                By: /s/ Scott D. Sheffield
                                    -------------------------------------------
                                    Scott D. Sheffield
                                    Chairman of the Board, President and Chief
                                    Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott D. Sheffield, Timothy L. Dove and Mark L. Withrow, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre- or post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                               TITLE                          DATE
          ---------                               -----                          ----


                                   Chairman of the Board of Directors,
                                   President and Chief Executive
  /s/ Scott D. Sheffield           Officer (principal executive officer)      May 16, 2002
-----------------------------
    Scott D. Sheffield

                                   Executive Vice President and Chief
                                   Financial Officer (principal
    /s/ Timothy L. Dove            financial officer)                         May 16, 2002
-----------------------------
      Timothy L. Dove
                                   Vice President and Chief Accounting
                                   Officer (principal accounting
   /s/ Richard P. Dealy            officer)                                   May 16, 2002
-----------------------------
     Richard P. Dealy

   /s/ James R. Baroffio           Director                                   May 16, 2002
-----------------------------
     James R. Baroffio


  /s/ Edison C. Buchanan           Director                                   May 14, 2002
-----------------------------
    Edison C. Buchanan

          SIGNATURE                               TITLE                          DATE
          ---------                               -----                          ----
  /s/ R. Hartwell Gardner          Director                                   May 16, 2002
-----------------------------
    R. Hartwell Gardner


   /s/ James L. Houghton           Director                                   May 16, 2002
-----------------------------
     James L. Houghton


    /s/ Jerry P. Jones             Director                                   May 16, 2002
-----------------------------
      Jerry P. Jones


    /s/ Linda K. Lawson            Director                                   May 16, 2002
-----------------------------
      Linda K. Lawson


/s/ Charles E. Ramsey, Jr.         Director                                   May 16, 2002
-----------------------------
  Charles E. Ramsey, Jr.


   /s/ Robert A. Solberg           Director                                   May 16, 2002
-----------------------------
     Robert A. Solberg

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas, on May 16, 2002.

                               PIONEER NATURAL RESOURCES USA, INC.


                               By: /s/ Scott D. Sheffield
                                   --------------------------------------------
                                   Scott D. Sheffield
                                   President


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott D. Sheffield, Timothy L. Dove and Mark L. Withrow, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre- or post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                               TITLE                          DATE
          ---------                               -----                          ----
                                     President (principal executive          May 16, 2002
    /s/ Scott D. Sheffield           officer)
-----------------------------
      Scott D. Sheffield

                                     Director, Executive Vice President
                                     and Chief Financial Officer
      /s/ Timothy L. Dove            (principal financial officer)           May 16, 2002
-----------------------------
        Timothy L. Dove

                                     Vice President and Chief
                                     Accounting Officer (principal
     /s/ Richard P. Dealy            accounting officer)                     May 16, 2002
-----------------------------
       Richard P. Dealy

   /s/ Dennis E. Fagerstone          Director                                May 16, 2002
-----------------------------
     Dennis E. Fagerstone


      /s/ Mark L. Withrow            Director                                May 16, 2002
-----------------------------
        Mark L. Withrow


      /s/ Danny L. Kellum            Director                                May 16, 2002
-----------------------------
        Danny L. Kellum

                                INDEX TO EXHIBITS

EXHIBIT
NO.                                   DESCRIPTION
-------                               -----------

 1.1**       Form of Underwriting Agreement.

 4.1         Amended and Restated Certificate of Incorporation of Pioneer
             (incorporated by reference to Exhibit 3.1 to Pioneer 's registration statement on Form S-4, Registration No. 333-26951, filed with the SEC on June 26, 1997).

 4.2         Certificate of Designations of Special Preferred Voting Stock of
             Pioneer (incorporated by reference to Exhibit 3.3 of Pioneer's registration statement on Form S-3, Registration No. 333-42315, filed with the SEC on December 15, 1997).

 4.3         Certificate of Designations of Series A Junior Participating
             Preferred Stock of Pioneer (incorporated by reference to Exhibit A to Exhibit 4.1 to Pioneer's registration statement on Form 8-A, File No. 001-13245, filed with the SEC on July 24, 2001).

 4.4         Terms and Conditions of Exchangeable Shares of Pioneer Natural
             Resources Canada Inc. (as successor to Pioneer Natural Resources
             (Canada) Ltd.) (incorporated by reference to Annex F to the Definitive Joint Management Information Circular and Proxy
             Statement of Pioneer and Chauvco Resources Ltd., File No.
             001-13245, filed with the SEC on November 14, 1997).

 4.5 Amended and Restated Bylaws of Pioneer (incorporated by reference to Exhibit 3.2 to Pioneer's registration statement on Form S-4, Registration No. 333-26951, filed with the SEC on June 26, 1997).

 4.6         Rights Agreement dated as of July 20, 2001, between Pioneer and
             Continental Stock Transfer & Trust Company, as rights agent
             (incorporated by reference to Exhibit 4.1 to Pioneer's registration statement on Form 8-A, File No. 001-13245, filed with the SEC on July 24, 2001).

 4.7         Indenture dated as of April 12, 1995, between Pioneer USA
             (successor to Parker & Parsley Petroleum Company ("Parker &
             Parsley")) and The Chase Manhattan Bank (National Association), as trustee (incorporated by reference to Exhibit 4.1 to Parker &
             Parsley's Current Report on Form 8-K, File No. 001-10695, filed with the SEC on April 12, 1995).

 4.8         First Supplemental Indenture dated as of August 7, 1997, among
             Parker & Parsley, The Chase Manhattan Bank (National Association), as trustee, and Pioneer USA, with respect to the indenture identified above as Exhibit 4.7 (incorporated by reference to Exhibit 10.5 to Pioneer's Quarterly Report on Form 10-Q for the period ended September 30, 1997, File No. 001-13245).

 4.9         Second Supplemental Indenture dated as of December 30, 1997, among
             Pioneer USA, Pioneer NewSub1, Inc. and The Chase Manhattan Bank
             (National Association), as trustee, with respect to the indenture identified above as Exhibit 4.7 (incorporated by reference to Exhibit 10.17 to Pioneer's Current Report on Form 8-K, File No.
             001-13245, filed with the SEC on January 2, 1998).

EXHIBIT
NO.                                   DESCRIPTION
-------                               -----------

 4.10        Third Supplemental Indenture dated as of December 30, 1997, among
             Pioneer NewSub1, Inc. (as successor to Pioneer USA), Pioneer
             DebtCo, Inc. and The Chase Manhattan Bank (National Association), as trustee, with respect to the indenture identified above as
             Exhibit 4.7 (incorporated by reference to Exhibit 10.18 to
             Pioneer's Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 2, 1998).

 4.11        Fourth Supplemental Indenture dated as of December 30, 1997, among
             Pioneer DebtCo, Inc. (as successor to Pioneer NewSub1, Inc., as successor to Pioneer USA), Pioneer, Pioneer USA and The Chase
             Manhattan Bank (National Association), as trustee, with respect to the indenture identified above as Exhibit 4.7 (incorporated by reference to Exhibit 10.19 to Pioneer's Current Report on Form 8-K,
             File No. 001-13245, filed with the SEC on January 2, 1998).

 4.12        Guarantee dated as of December 30, 1997, by Pioneer USA relating to
             $150,000,000 in aggregate principal amount of 8 7/8% Senior Notes due 2005 and $150,000,000 in aggregate principal amount of 8 1/4%
             Senior Notes due 2007 issued under the indenture identified above as Exhibit 4.7 (incorporated by reference to Exhibit 10.20 to Pioneer's Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 2, 1998).

 4.13 Form of 8 7/8% Senior Notes Due 2005 dated as of April 12, 1995, in the aggregate principal amount of $150,000,000, together with Officers' Certificate dated April 12, 1995, establishing the terms of the 8 7/8% Senior Notes Due 2005 pursuant to the indenture identified above as Exhibit 4.7 (incorporated by reference to Exhibit 4.2 to Parker & Parsley's Quarterly Report on Form 10-Q for the period ended June 30, 1995, File No. 001-10695).

 4.14 Form of 8 1/4% Senior Notes due 2007 dated as of August 22, 1995, in the aggregate principal amount of $150,000,000, together with Officers' Certificate dated August 22, 1995, establishing the terms of the 8 1/4% Senior Notes due 2007 pursuant to the indenture identified above as Exhibit 4.7 (incorporated by reference to Exhibit 1.2 to Parker & Parsley's Current Report on Form 8-K, File
             No. 001-10695, filed with the SEC on August 17, 1995).

 4.15        Indenture dated as of January 13, 1998, between Pioneer and The
             Bank of New York, as trustee (incorporated by reference to Exhibit
             99.1 to Pioneer's and Pioneer USA's Current Report on Form 8-K,
             File No. 001-13245, filed with the SEC on January 14, 1998).

 4.16        First Supplemental Indenture dated as of January 13, 1998, among
             Pioneer, Pioneer USA, as the subsidiary guarantor, and The Bank of New York, as trustee, with respect to the indenture identified above as Exhibit 4.15 (incorporated by reference to Exhibit 99.2 to Pioneer's and Pioneer USA's Current Report on Form 8-K, File No.
             001-13245, filed with the SEC on January 14, 1998).

 4.17        Second Supplemental Indenture dated as of April 11, 2000, among
             Pioneer, Pioneer USA, as the subsidiary guarantor, and the Bank of New York, as trustee, with respect to the indenture identified above as Exhibit 4.15 (incorporated by reference to Exhibit 10.1 to Pioneer's Quarterly Report on Form 10-Q for the period ended March
             31, 2000, File No. 001-13245).

EXHIBIT
NO.                                   DESCRIPTION
-------                               -----------

 4.18        Third Supplemental Indenture dated as of April 30, 2002, among
             Pioneer, Pioneer USA, as the subsidiary guarantor, and the Bank of New York, as trustee, with respect to the indenture identified above as Exhibit 4.15 (incorporated by reference to Exhibit 10.4 to Pioneer's Quarterly Report on Form 10-Q for the period ended March
             31, 2002, File No. 001-13245).

 4.19 Form of 6.50% Senior Notes Due 2008 of Pioneer (incorporated by reference to Exhibit 99.3 to Pioneer's and Pioneer USA's Current
             Report on Form 8-K, File No. 001-13245, filed with the SEC on
             January 14, 1998).

 4.20 Form of 7.20% Senior Notes Due 2028 of Pioneer (incorporated by reference to Exhibit 99.4 to Pioneer's and Pioneer USA's Current
             Report on Form 8-K, File No. 001-13245, filed with the SEC on
             January 14, 1998).

 4.21 Form of 9 5/8% Senior Notes Due 2010 of Pioneer (incorporated by reference to Exhibit 10.2 to Pioneer's Quarterly Report on Form
             10-Q for the period ended March 31, 2000, File No. 001-13245).

 4.22 Form of 7.50% Senior Notes Due 2012 of Pioneer (incorporated by reference to Exhibit 99.3 to Pioneer's Current Report on Form 8-K,
             File No. 001-13245, filed with the SEC on January 14, 1998).

 4.23        Guarantee (2008 Notes) dated as of January 13, 1998, by Pioneer
             USA, as the subsidiary guarantor (incorporated by reference to Exhibit 99.5 to Pioneer's and Pioneer USA's Current Report on Form
             8-K, File No. 001-13245, filed with the SEC on January 14, 1998).

 4.24        Guarantee (2028 Notes) dated as of January 13, 1998, by Pioneer
             USA, as the subsidiary guarantor (incorporated by reference to Exhibit 99.6 to Pioneer's and Pioneer USA's Current Report on Form
             8-K, File No. 001-13245, filed with the SEC on January 14, 1998).

 4.25 Guarantee (2010 Notes) dated as of April 11, 2000, by Pioneer USA, as the subsidiary guarantor (incorporated by reference to Exhibit
             10.3 to Pioneer's Quarterly Report on Form 10-Q for the period ended March 31, 2000, File No. 001-13245).

 4.26 Guarantee (2012 Notes) dated as of April 30, 2002, by Pioneer USA, as the subsidiary guarantor (incorporated by reference to Exhibit
             10.6 to Pioneer's Quarterly Report on Form 10-Q for the period ended March 31, 2002, File No. 001-13245).

 4.27        $575,000,000 Credit Agreement dated as of May 31, 2000, among
             Pioneer, as the borrower, Bank of America, N.A., as the administrative agent, Credit Suisse First Boston, as the documentation agent, The Chase Manhattan Bank, as the syndication agent, and certain lenders (incorporated by reference to Exhibit
             10.4 to Pioneer's Quarterly Report on Form 10-Q for the period ended June 30, 2000, File No. 001-13245).

 4.28* Form of Senior Debt Indenture between Pioneer and one or more commercial banks to be named, as trustee.

 4.29**      Form of Senior Debt Securities.

EXHIBIT
NO.                                   DESCRIPTION
-------                               -----------
 4.30*       Form of Senior Subordinated Debt Indenture between Pioneer and one or more commercial banks to be named, as trustee.

 4.31**      Form of Senior Subordinated Debt Securities.

 4.32**      Form of Depositary Agreement.

 4.33**      Form of Depositary Receipt.

 4.34**      Form of Warrant Agreement.

 4.35**      Form of Warrant Certificate.

 4.36**      Form of Stock Purchase Contract.

 4.37**      Form of Stock Purchase Unit.

 4.38**      Form of Guarantee of Debt Securities.

 4.39 Form of Certificate of Special Preferred Voting Stock (incorporated by reference to Exhibit 4.1 to Pioneer's Current Report on Form
             8-K, File No. 001-13245, filed with the SEC on January 2, 1998).

 4.40 Form of Certificate of Exchangeable Shares (incorporated by reference to Exhibit 4.2 to Pioneer's Current Report on Form 8-K,
             File No. 001-13245, filed with the SEC on January 2, 1998).

 4.41 Form of Certificate of Common Stock, par value $.01 per share, of Pioneer (incorporated by reference to Exhibit 4.1 to Pioneer's registration statement on Form S-4, Registration No. 333-26951, filed with the SEC on June 26, 1997).

 4.42 Voting and Exchange Trust Agreement dated as of December 18, 1997, among Pioneer, Pioneer Natural Resources Canada Inc. (as successor to Pioneer Natural Resources (Canada) Ltd.) and Montreal Trust
             Company of Canada, as trustee (incorporated by reference to Exhibit
             2.4 to Pioneer's Current Report on Form 8-K, File No. 001-13245, filed with the SEC on January 2, 1998).

 5.1* Form of opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.

 12.1*       Computation of Ratios of Earnings to Fixed Charges and Earnings to
             Fixed Charges and Preferred Stock Dividends.

 23.1*       Consent of Ernst & Young LLP.

 23.2*       Consent of Vinson & Elkins L.L.P. (included in the opinion filed as
             Exhibit 5.1 to this registration statement).

 24.1* Powers of Attorney for Pioneer (included on Pioneer's signature page to this registration statement).

 24.2* Powers of Attorney for Pioneer USA (included on Pioneer USA's signature page to this registration statement).

EXHIBIT
NO.                                   DESCRIPTION
-------                               -----------

 25.1*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Bank of New York, as trustee under the indenture identified above as Exhibit 4.15.

 25.2*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of trustee under Senior Debt Indenture.

 25.3*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of trustee under Senior Subordinated Debt Indenture.

----------

*    Filed herewith.

** To be filed either by amendment or as an exhibit under the Securities Exchange Act of 1934 and incorporated by reference in this registration statement.

*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.